Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS STRONG

THIRD QUARTER RESULTS

ANNAPOLIS, MD, November 1, 2011 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended September 30, 2011.

HIGHLIGHTS

•

Acquisitions – Acquired the 171-room Hotel Adagio in San Francisco, California for approximately $42.3 million; Subsequent to quarter end, acquired the 613-room Denver Marriott City Center in Denver, Colorado for approximately $119.0 million.

•	Pro Forma RevPAR – 9.3% increase for the 10-hotel portfolio over the same period in 2010.

•	Pro Forma Hotel EBITDA Margin – 290 basis point increase for the 10-hotel portfolio over the same period in 2010.

•

Financings – Closed on $130 million three-year secured term loan and fixed the interest rate for the first two years at 4.65%; Subsequent to quarter end, closed on new three-year revolving credit facility, increasing facility size and reducing cost of borrowing.

•	Dividends – Declared 5th consecutive quarterly dividend of $.20 per common share (6% annualized yield).

CONSOLIDATED FINANCIAL RESULTS

The Trust’s consolidated financial results for the three months ended September 30, 2011 included the operating results of nine hotels for the full quarter and one hotel for part of the quarter, compared to the three months ended September 30, 2010, which included two hotels for

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

the full quarter and two hotels for part of the quarter. The Trust’s consolidated financial results for the nine months ended September 30, 2011 included the operating results of five hotels for the full period and five hotels for part of the period, compared to the nine months ended September 30, 2010, which included four hotels for part of the period. The following is a summary of the consolidated financial results (in millions, except per share amounts):

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Total revenue	$51.8	$18.2	$116.1	$32.4

Net income available to common shareholders	$5.7	$0.7	$5.9	$0.8
Net income per diluted share	$0.18	$0.08	$0.21	$0.08

FFO available to common shareholders	$11.0	$2.3	$18.0	$3.3
FFO per diluted share	$0.35	$0.25	$0.63	$0.36

AFFO available to common shareholders	$11.5	$2.7	$22.6	$5.0
AFFO per diluted share	$0.36	$0.30	$0.79	$0.55

Corporate EBITDA	$15.3	$3.6	$26.1	$4.5

Adjusted Corporate EBITDA	$15.8	$4.0	$30.7	$6.2

HOTEL OPERATING RESULTS

Management assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared. Included in the following table are comparisons of, on a pro forma basis, occupancy, ADR, RevPAR, Hotel EBITDA, and Hotel EBITDA Margin, the key operating metrics that management uses to assess the performance of its hotels. The key operating metrics include the hotel operating results of the Trust’s 10-hotel portfolio owned as of September 30, 2011 (in thousands, except pro forma ADR and pro forma RevPAR).

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

	Three months ended September 30,
	2011	2010

Pro forma occupancy	86.5%	84.4%
Pro forma ADR	$184.26	$172.81
Pro forma RevPAR	$159.46	$145.86

Pro forma Hotel EBITDA	$18,568	$15,602
Pro forma Hotel EBITDA Margin	35.8%	32.9%

For the third quarter 2011, pro forma RevPAR for the Trust’s hotel portfolio increased 9.3% versus the same period in 2010. Pro forma occupancy increased by 2.1 percentage points to 86.5%, while pro forma ADR increased 6.6% to $184.26. Pro forma Hotel EBITDA increased 19% to $18.6 million versus the same period in 2010 and pro forma Hotel EBITDA Margin increased by 290 basis points to 35.8%.

“Our hotel portfolio continues to generate industry leading results in terms of both RevPAR growth and margin expansion,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer. “Intense asset management continues to be a priority for us as we work with our hotel operators to drive higher ADRs and identify opportunities for cost savings. The trends for the remainder of 2011 and for 2012 appear strong.”

Funds from operations (FFO), Adjusted FFO (AFFO), net income before interest, income taxes, and depreciation and amortization (Corporate EBITDA), Adjusted Corporate EBITDA, Hotel EBITDA, and Hotel EBITDA Margin are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

ACQUISITION ACTIVITY

On July 8, 2011, the Trust acquired the 171-room Hotel Adagio located in San Francisco, California for approximately $42.3 million. The Trust funded the acquisition with a borrowing under its revolving credit facility. The Trust has assumed the existing management agreement with Joie de Vivre Hospitality to continue operating the hotel as a full-service, upper-upscale boutique property.

On June 30, 2011, the Trust entered into a definitive agreement to acquire a 122-room full-service hotel, currently under development, located in midtown Manhattan, New York, New York for $52.2 million. The Trust expects the acquisition to close before the end of the year and intends to fund the acquisition with a borrowing under its revolving credit facility.

BALANCE SHEET / LIQUIDITY

On July 8, 2011, the Trust closed on a $130.0 million three-year term loan. The loan is secured by the 360-room Le Meridien San Francisco located in San Francisco, California and the 368-room W Chicago – City Center located in Chicago, Illinois. The loan was provided by Wells Fargo Bank, N.A., and subject to certain conditions, provides for two one-year extensions. The loan bears interest equal to LIBOR plus 3.65%, subject to a LIBOR floor of 1.00%. Contemporaneous with the closing of the term loan, the Trust entered into an interest rate swap to effectively fix the interest rate at 4.65% per annum for the first two years, and an interest rate cap for the third year. Proceeds from the loan were used to prepay the Trust’s previous $60.0 million term loan, repay outstanding borrowings under its revolving credit facility, and for general business purposes.

For the nine months ended September 30, 2011, the Trust generated $25.1 million of cash flows from operating activities, used $325.0 million in net investing activities, including $308.6 million

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

to acquire five hotels, and obtained $429.5 million from net financing activities, including $229.8 million from the March 2011 common equity offering and $220.0 million in net borrowings, offset by $16.5 million in dividend payments to common shareholders.

As of September 30, 2011, the Trust had $140.2 million of cash and cash equivalents. Total assets were $914.8 million, including $738.3 million of real estate, long-term debt was $363.3 million, and shareholders’ equity was $522.5 million.

DIVIDENDS

On July 15, 2011, the Trust paid a dividend of $0.20 per share to its common shareholders of record as of June 30, 2011. On September 19, 2011, the Trust declared a dividend in the amount of $0.20 per share payable to its common shareholders of record as of September 30, 2011. The dividend was paid on October 14, 2011.

POST-QUARTER ACTIVITY

On October 3, 2011, the Trust acquired the 613-room Denver Marriott City Center located in Denver, Colorado for approximately $119.0 million. The Trust funded the acquisition with available cash on hand and by borrowing under its revolving credit facility. The Trust also assumed the existing management agreement under which Marriott International, Inc. will continue to operate the hotel.

On October 14, 2011, the Trust amended its credit agreement providing for a new three-year secured revolving credit facility. The maximum amount that the Trust may borrow under the facility increased from $150.0 million to $200.0 million and provides for the possibility of further future increases, up to a maximum of $300.0 million, in accordance with certain terms. The amount that the Trust can borrow under the revolving credit facility is based on the value of

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

the Trust’s hotels included in the borrowing base, as defined in the credit agreement. The interest rate for borrowings under the new facility was reduced to LIBOR, plus 2.75% - 3.75% (the spread over LIBOR based on the Trust’s consolidated leverage ratio), as compared to LIBOR plus 3.75%, subject to a LIBOR floor of 2.00%, under the previous facility. The amended credit agreement contains standard financial covenants, including certain leverage ratios, coverage ratios, and a minimum tangible net worth requirement. Subject to certain conditions, the facility allows for a one-year extension. As of November 1, 2011, the Trust had $100 million of remaining borrowing capacity under the facility.

2011 OUTLOOK

The Trust is updating its 2011 outlook to reflect its recent acquisitions and financings. The Trust now estimates the following results for 2011:

•	Pro forma RevPAR to increase in the range of 8.5% to 10.0% over 2010;

•	Net income available to common shareholders will range from $8.9 million to $10.6 million;

•	Hotel EBITDA will range from $55.2 million to $56.9 million; and

•	AFFO per diluted share will range from $1.10 to $1.15.

NON-GAAP FINANCIAL MEASURES

The Trust reports the following six non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) FFO, (2) AFFO, (3) Corporate EBITDA, (4) Adjusted Corporate EBITDA, (5) Hotel EBITDA, and (6) Hotel EBITDA Margin. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.

AFFO – The Trust further adjusts FFO for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets. The Trust believes that AFFO provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

costs and non-cash amortization of intangible assets. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.

Hotel EBITDA Margin – Hotel EBITDA Margin is defined as Hotel EBITDA as a percentage of total revenues. The Trust believes that Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.

CONFERENCE CALL

The Trust will host a conference call on Wednesday, November 2, 2011 at 10:00 a.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 16739043. A simultaneous webcast of the call will be available on the Trust’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on November 9, 2011. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 16739043. A webcast replay and transcript of the conference call will be archived and available on the Trust’s website for 12 months.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service and extended-stay hotels in urban settings or unique locations in the United States. The Trust owns 11 hotels with an aggregate of 3,390 rooms in five states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust’s expectations regarding the future Hotel EBITDA of its existing hotels and the Trust’s 2011 outlook. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: our ability to complete acquisitions; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Trust’s filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 1, 2011, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2011	December 31, 2010
	(unaudited)

ASSETS
Property and equipment, net	$703,011	$364,940
Intangible asset, net	35,304	35,694
Cash and cash equivalents	140,182	10,551
Restricted cash	10,465	2,588
Accounts receivable, net	8,248	4,186
Prepaid expenses and other assets	13,709	4,606
Deferred financing costs, net	3,860	2,743

Total assets	$914,779	$425,308

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$363,274	$105,000
Accounts payable and accrued expenses	22,560	11,373
Dividends payable	6,420	3,679

Total liabilities	392,254	120,052

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding, respectively	—	—
Common shares, $.01 par value; 400,000,000 shares authorized; 32,165,370 shares and 18,435,670 shares issued and outstanding, respectively	322	184
Additional paid-in capital	543,053	311,303
Cumulative dividends in excess of net income	(19,433)	(6,231)
Accumulated other comprehensive loss	(1,417)	—

Total shareholders’ equity	522,525	305,256

Total liabilities and shareholders’ equity	$914,779	$425,308

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

REVENUE
Rooms	$40,610	$13,589	$87,763	$24,165
Food and beverage	9,305	3,861	24,392	7,099
Other	1,865	782	3,906	1,164

Total revenue	51,780	18,232	116,061	32,428

EXPENSES
Hotel operating expenses:
Rooms	9,117	3,098	20,548	5,398
Food and beverage	7,267	2,852	18,458	5,082
Other direct	814	389	1,886	631
Indirect	16,054	6,150	36,912	10,471

Total hotel operating expenses	33,252	12,489	77,804	21,582
Depreciation and amortization	5,319	1,600	12,070	2,552
Intangible asset amortization	130	129	390	281
Corporate general and administrative:
Share-based compensation	827	431	2,286	1,260
Hotel acquisition costs	353	321	4,270	1,448
Other	1,900	1,302	5,228	3,396

Total operating expenses	41,781	16,272	102,048	30,519

Operating income	9,999	1,960	14,013	1,909

Interest income	16	11	140	96
Interest expense	(4,103)	(1,332)	(8,005)	(1,332)
Loss on early extinguishment of debt	(208)	—	(208)	—

Income before income taxes	5,704	639	5,940	673

Income tax benefit	23	93	155	125

Net income	$5,727	$732	$6,095	$798

EARNINGS PER SHARE:

Net income	$5,727	$732	$6,095	$798
Less: Dividends declared on unvested time-based awards	(61)	(42)	(181)	(42)
Less: Undistributed earnings allocated to unvested time-based awards	—	—	—	—

Net income available to common shareholders	$5,666	$690	$5,914	$756

Net income per common share - basic and diluted	$0.18	$0.08	$0.21	$0.08

Weighted-average number of common shares outstanding - basic and diluted	31,794,886	9,099,404	28,611,438	9,089,302

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2011	2010

Cash flows from operating activities:
Net income	$6,095	$798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,070	2,552
Intangible asset amortization	390	281
Deferred financing costs amortization	1,711	252
Premium on mortgage loan amortization	(53)	—
Loss on early extinguishment of debt	208	—
Share-based compensation	2,286	1,260
Changes in assets and liabilities:
Accounts receivable, net	(2,802)	(2,518)
Prepaid expenses and other assets	(1,386)	(298)
Accounts payable and accrued expenses	6,587	5,508

Net cash provided by operating activities	25,106	7,835

Cash flows from investing activities:
Acquisition of hotels, net of cash acquired	(308,616)	(261,274)
Deposits on hotel acquisitions	(7,000)	—
Improvements and additions to hotels	(1,473)	(2,178)
Change in restricted cash	(7,877)	(1,988)

Net cash used in investing activities	(324,966)	(265,440)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	230,291	171,131
Payment of offering costs related to sale of common shares	(481)	(1,833)
Net borrowings under revolving credit facility	55,000	105,000
Proceeds from issuance of mortgage debt	225,000	—
Principal prepayment on mortgage debt	(60,000)	—
Scheduled principal payments on mortgage debt	(295)	—
Payment of deferred financing costs	(3,037)	(2,923)
Purchase of interest rate cap	(262)	—
Payment of dividends to common shareholders	(16,516)	—
Repurchase of common shares	(209)	(1)
Repayment of related-party loan	—	(249)

Net cash provided by financing activities	429,491	271,125

Net increase in cash	129,631	13,520
Cash and cash equivalents, beginning of period	10,551	23

Cash and cash equivalents, end of period	$140,182	$13,543

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles net income available to common shareholders to FFO and AFFO available to common shareholders for the three and nine months ended September 30, 2011 and 2010:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income available to common shareholders	$5,666	$690	$5,914	$756
Add: Depreciation and amortization	5,319	1,600	12,070	2,552

FFO available to common shareholders	10,985	2,290	17,984	3,308

Add: Hotel acquisition costs	353	321	4,270	1,448
Intangible asset amortization	130	129	390	281

AFFO available to common shareholders	$11,468	$2,740	$22,644	$5,037

FFO per common share - basic and diluted	$0.35	$0.25	$0.63	$0.36

AFFO per common share - basic and diluted	$0.36	$0.30	$0.79	$0.55

The following table reconciles net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three and nine months ended September 30, 2011 and 2010:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income	$5,727	$732	$6,095	$798
Add: Depreciation and amortization	5,319	1,600	12,070	2,552
Interest expense	4,103	1,332	8,005	1,332
Loss on early extinguishment of debt	208	—	208	—
Less: Interest income	(16)	(11)	(140)	(96)
Income tax benefit	(23)	(93)	(155)	(125)

Corporate EBITDA	15,318	3,560	26,083	4,461

Add: Hotel acquisition costs	353	321	4,270	1,448
Intangible asset amortization	130	129	390	281

Adjusted Corporate EBITDA	$15,801	$4,010	$30,743	$6,190

The following table calculates for the 10-hotel portfolio owned during the quarter pro forma Hotel EBITDA and Hotel EBITDA Margin for the three months ended September 30, 2011 and 2010:

	10-Hotel Portfolio
	2011	2010

Total revenue	$51,924	$47,419
Less: Total hotel operating expenses	33,356	31,817

Hotel EBITDA	$18,568	$15,602

Hotel EBITDA Margin	35.8%	32.9%

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA for the year ending December 31, 2011:

	2011
	Low	High

Total revenue	$173,380	$175,590
Less: Total hotel operating expenses	118,180	118,730

Hotel EBITDA	$55,200	$56,860

The following table reconciles forecasted net income available to common shareholders to FFO and AFFO available to common shareholders for the year ending December 31, 2011:

	2011
	Low	High

Net income available to common shareholders	$8,940	$10,550
Add: Depreciation and amortization	18,320	18,320

FFO available to common shareholders	27,260	28,870

Add: Hotel acquisition costs	4,440	4,440
Intangible asset amortization	520	520

AFFO available to common shareholders	$32,220	$33,830

FFO per diluted common share	$0.93	$0.98

AFFO per diluted common share	$1.10	$1.15

Weighted-average number of diluted common shares outstanding	29,414	29,414

CHESAPEAKE LODGING TRUST

CURRENT HOTEL PORTFOLIO

Hotel		Location	Rooms	Purchase Price (in millions)	Acquisition Date
1	Hyatt Regency Boston	Boston, MA	498	$112.00	March 18, 2010
2	Hilton Checkers Los Angeles	Los Angeles, CA	188	46.00	June 1, 2010
3	Courtyard Anaheim at Disneyland Resort	Anaheim, CA	153	25.00	July 30, 2010
4	Boston Marriott Newton	Newton, MA	430	77.25	July 30, 2010
5	Le Meridien San Francisco	San Francisco, CA	360	143.00	December 15, 2010
6	Homewood Suites Seattle Convention Center	Seattle, WA	195	53.00	May 2, 2011
7	W Chicago - City Center	Chicago, IL	368	128.80	May 10, 2011
8	Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	55.50	June 17, 2011
9	Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	68.00	June 30, 2011
10	Hotel Adagio	San Francisco, CA	171	42.25	July 8, 2011
11	Denver Marriott City Center	Denver, CO	613	119.00	October 3, 2011

			3,390	$869.80